UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective as of June 30, 2008, Harris Stratex Networks, Inc. (“the Company”), its wholly owned subsidiary Harris Stratex Networks Operating Corporation (“HSNOC”), and HSNOC’s wholly owned subsidiary Harris Stratex Networks (S) Pte Ltd. entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Silicon Valley Bank, as Lender and L/C Issuer, and Banc of America Securities Asia Limited, as Singapore Loan Agent (the “Credit Facility”). Concurrently with the effective date of the new facility, the Amended and Restated Loan and Security Agreement dated as of January 21, 2004 with Silicon Valley Bank was terminated and the outstanding principal balance of $8,750,000 repaid with the proceeds of a $10 million prime-based loan under the new facility. All outstanding standby letters of credit under the previous facility remain as an obligation of HSNOC to the bank on an unsecured basis until their expiry.
The purpose of the Credit Facility is to provide general working capital and for issuing standby letters of credit supporting bid and performance bonds issued by foreign banks to our customers worldwide. The facility is in the initial committed amount of $70 million with an accordion feature allowing for an additional $50 million in credit with either the same or additional lenders. Bank of America and Silicon Valley Bank are Joint Lead Arrangers and Book Managers.
The term of the Credit Facility is three years. It provides for domestic borrowings based on the greater of Bank of America’s prime rate or the Federal Funds rate plus 0.5% and for Eurodollar borrowings based on the applicable term London Interbank Rate plus a margin ranging from 1.25% to 2% based on the Company’s reported consolidated debt leverage ratio. The debt leverage ratio is defined as the ratio of total funded debt outstanding to EBITDA and cannot exceed 3.00 to 1. In addition, the Company is required to maintain a liquidity ratio, defined as the ratio of (i) the sum of cash, marketable securities and 50% of accounts receivable and (ii) the total obligations under the Credit Facility, which must be at least 1.75:1. Both financial ratios are based on the Company’s consolidated reported quarterly financial results.
The Credit Facility is unsecured. There are certain restrictions common to such unsecured facilities, including a negative pledge on assets, restrictions on additional indebtedness and limitations on capital expenditures, payment of dividends, redemptions and repurchases of debt, liens, sale and leaseback transactions, certain investments, guarantees and other obligations, mergers and acquisitions, and disposition of assets.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
Date July 7, 2008	By:	/s/ Juan Otero
		Name:	Juan Otero